NINTH AMENDMENT TO THE

WESBANCO, INC. KSOP

(AS AMENDED AND RESTATED JANUARY 1, 2014)

Pursuant to the power reserved in Section 12.6 of the Wesbanco, Inc. KSOP (the “Plan”), Wesbanco, Inc. (the “Company”), by action of its duly authorized officer, hereby amends the Plan as follows:

By amending Article 16, effective as of July 31, 2023, by adding the following new Section 16.15 to the end thereof:

Section 16.15 Regarding ESOP features. Notwithstanding the foregoing provisions of Article 16 or any other provisions of the Plan to the contrary, effective July 31, 2023 the Plan is no longer intended to qualify as a stock bonus plan under Code Section 401(a) and an employee stock ownership plan under Code Section 4975(e)(7); with the effect that (i) Participants may direct that such Plan amount be transferred to or from Employer Stock, to or from any other investment Fund or any other investment offered under the Plan and (ii) cash dividends paid on shares of Employer Stock held in the Plan may be reinvested in any other investment Fund or any other investment offered under the Plan, including in the Employer Stock fund.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the undersigned officer as of the 19th day of July, 2023.

WESBANCO, INC. BY: /s/ Anthony F. Pietranton Anthony F. Pietranton ITS: Senior Executive Vice President, Group Head – Human Resources & Facilities